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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934




      Date of Report (Date of earliest event reported);  DECEMBER 20, 1995




                     HEALTH AND RETIREMENT PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)

     MARYLAND                       1-9317                       04-6558834
  (State or other               (Commission file               (IRS employer
  jurisdiction of                    number)                 identification no.)
   incorporation)


     400 CENTRE STREET, NEWTON, MASSACHUSETTS                      02158
     (Address of principal executive offices)                    (Zip code)



       Registrant's telephone number, including area code:  617-332-3990
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ITEM 5.     OTHER EVENTS

Legal Proceedings

      Reference is made to the Company's Reports on Form 8-K dated July 27, 1995 and December 18, 1995, describing certain litigation involving a foreclosure action commenced by the Company against a former tenant/mortgagor and counterclaims and a third party complaint brought by the defendants in the foreclosure action and parties related thereto against the Company, Advisors, two Trustees of the Company, Messrs. Portnoy and Martin, and others, including Sullivan & Worcester, counsel to the Company. On December 19, 1995, the Company learned that the foreclosure defendants and related parties have filed a new complaint in the United States District Court for the District of Massachusetts realleging many of the same allegations made in the counterclaims and third-party complaints previously brought by them in response to the Company's original foreclosure action, and adding allegations of violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder and violations of RICO. Neither the Company nor to the Company's knowledge the other named defendants has yet been served with the new complaint. Although the outcome of the new litigation is currently indeterminable, each of the Company and each other defendant named in the new complaint believes the claims which have been asserted against it are without merit and intends to defend and deny the allegations in the new complaint and the Company intends to pursue the original foreclosure action.


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

       1    Underwriting Agreement
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       HEALTH AND RETIREMENT PROPERTIES TRUST

                                       By: /s/ Ajay Saini
                                           ----------------------------------
                                           Ajay Saini
                                           Treasurer and Chief Financial Officer

Date:  December 20, 1995